Exhibit 99.1

Tempus Reports Fourth Quarter and Full Year 2025 Results

CHICAGO, February 24, 2026 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today reported financial results for the quarter and year ended December 31, 2025.

• Fourth quarter revenue of $367.2 million, up 83.0% year-over-year with 33.5% organic growth (excluding Ambry)

• Diagnostics revenue of $266.9 million in the fourth quarter, representing 121.6% growth year-over-year, driven by Oncology volume growth of 29% and Hereditary volume growth of 23%

• MRD volume was ~4,700 tests in the fourth quarter, up 56% quarter-over-quarter

• Data and Applications revenue of $100.4 million in the fourth quarter, representing 25.1% year-over-year growth, with Insights (data licensing) growing 69.5%, excluding the impact of the AstraZeneca warrant in Q4 of 2024

• Ended the year with over $1.1 billion in Total Remaining Contract Value and 126% Net Revenue Retention

• $759.7 million in cash and marketable securities as of December 31, 2025

• Revenue guidance of $1.59 billion for 2026 and expect full year 2026 Adjusted EBITDA of approximately $65 million

“In 2025, Tempus continued to set the standard for what it means to be a technology company operating in the healthcare space,” said Eric Lefkofsky, Founder and CEO of Tempus. “The strength of our unit growth in diagnostics along with the accelerating growth of our data business is proof that we are unique in this space. As the network effects from our investments in AI continue to compound, we expect to not only drive significant growth over the next several years, but to also enhance the lives of millions of patients around the world.”

Fourth Quarter Summary Results:

• Revenue increased 83.0% year-over-year to $367.2 million in the fourth quarter.

• Diagnostics generated $266.9 million of revenue in the quarter, representing 121.6% year-over-year growth, with Oncology volume growth of 29% year-over-year and Hereditary volume growth of 23%.

• Data and Applications generated $100.4 million of revenue in the quarter, representing 25.1% year-over-year growth, with Insights growing 69.5% (excluding the impact of the AstraZeneca warrant in Q4 of 2024).

• Gross profit increased 94.7% year-over-year to $237.7 million, led by strong performance in Diagnostics.

• Net loss was ($54.2 million), which included $48.7 million of stock compensation expense and related employer payroll taxes in the fourth quarter, compared to a net loss of ($13.0 million) in the fourth quarter of 2024 and a net loss of ($80.0 million) in the third quarter of 2025.

• Adjusted EBITDA improved to $12.9 million in the fourth quarter, compared to ($7.8 million) in the fourth quarter of 2024 and $1.5 million in the third quarter of 2025.

Full Year 2025 Summary Results:

• Revenue increased 83.4% year-over-year to $1.3 billion in 2025.

• Diagnostics generated $955.4 million of revenue, or 111.5% year-over-year growth, with Oncology volume growth of 26% year-over-year and Hereditary volume growth of 29%.

• Data and Applications generated $316.4 million of revenue, accelerating 30.9% year-over-year, with Insights growth of 38.0%.

• Ended the year with over $1.1 billion in remaining Total Contract Value and Net Revenue Retention of 126%.

• Gross profit increased to $797.9 million, representing 109.4% growth year-over-year.

• Net loss was ($245.0 million), which included $136.3 million of stock compensation expense and related employer payroll taxes.

• Adjusted EBITDA improved $97.3 million year-over-year to ($7.4 million), even after the acquisitions of Paige AI and OneOme.

Recent Operational Highlights

• Launched Paige Predict, an AI-powered digital pathology suite that analyzes standard H&E slides to predict 123 biomarkers across 16 cancer types, helping clinicians make informed testing decisions even when tissue samples are limited, which improves Tempus’ ability to render insights across its genomic tests.

• Announced results from a new study demonstrating that Tempus’ AI-driven Immune Profile Score (IPS) test more accurately predicts immunotherapy outcomes across various cancers than conventional biomarkers, identifying potential responders—including 13% of colorectal and 17% of rare cancer patients—who would otherwise be overlooked by standard testing.

• Entered a multi-year strategic collaboration with NYU Langone Health, centered on a prospective observational study that uses serial molecular profiling to track cancer evolution and treatment resistance, with the goal of developing AI-powered diagnostic tools and personalized therapies.

• Selected by Northwestern Medicine to expand genomic testing access to oncology patients across the health system, leveraging Tempus' full suite of DNA, RNA, liquid biopsy, and MRD tests to enable more personalized cancer care and clinical trial design.

Fourth Quarter and Full Year 2025 Financial Results

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
	(in thousands, except percentages and per share amounts)
	(unaudited)
Revenue	$367,211	$1,271,789
Year-over-year growth	83.0%	83.4%
Gross profit	$237,713	$797,897
Loss from operations	$(61,413)	$(252,872)
Net loss	$(54,166)	$(245,028)
Adjusted EBITDA	$12,893	$(7,385)
Net loss per share attributable to common shareholders, basic and diluted	$(0.30)	$(1.41)
Non-GAAP net loss per share	$(0.04)	$(0.61)

Financial Outlook and Guidance

Tempus is providing full year 2026 revenue guidance of approximately $1.59 billion, which represents ~25% annual growth. We expect 2026 Adjusted EBITDA to be ~$65 million.

For additional information on the quarter, including a letter from our CEO and CFO, please visit our investor relations site at investors.tempus.com.

Webcast and Conference Call Information

A conference call and webcast will begin today, February 24, 2026 after market close at 4:30 p.m. Eastern Time. Interested parties may access details at:

Conference ID: 4652845

United States - New York: (646) 307-1963

USA & Canada - Toll-Free: (800) 715-9871

Live webcast: https://edge.media-server.com/mmc/p/c83akphq/

The webcast may be accessed on the company’s investor relations website at investors.tempus.com. For those unable to listen to the live webcast, a recording will be made available on the company’s website after the event and will be accessible for one year. Visit the investor relations website to find the company’s latest deck, and commentary on the quarter by Eric Lefkofsky, Founder and CEO and Jim Rogers, CFO, which will be discussed on the conference call and webcast.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Non-GAAP Financial Measures

In addition to the financial information presented in this release in accordance with accounting principles generally accepted in the United States of America (GAAP), Tempus also presents adjusted non-GAAP financial measures.

Non-GAAP gross profit is defined as GAAP gross profit, excluding stock-based compensation expense and employer payroll tax related to stock-based compensation (collectively, the “stock-based compensation adjustments”). Non-GAAP gross margin is defined as gross profit, excluding the stock-based compensation adjustments, as a percentage of revenue. Non-GAAP operating expenses are calculated as the sum of technology research and development expense, research and development expense, and selling, general and administrative expense, excluding the stock-based compensation adjustments, acquisition-related expenses, amortization of intangibles due to acquisition, and franchise taxes related to our IPO. Non-GAAP loss from operations is defined as loss from operations, adjusted to exclude (i) stock-based compensation expense, (ii) employer payroll tax related to stock-based compensation expense, (iii) acquisition-related expenses, (iv) franchise taxes related to our IPO, and (v) amortization of intangibles due to acquisition. Non-GAAP net loss is defined as net loss, adjusted to exclude (i) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (ii) stock-based compensation expense, (iii) employer payroll tax related to stock-based compensation expense, (iv) acquisition-related expenses, (v) amortization of intangibles due to acquisition, (vi) losses from equity method investments, (vii) (benefit from) provision for income taxes, (viii) the payment of $2.3 million of our Series G-4 convertible preferred stock in connection with the initial public offering (the "G-4 Special Payment"), (ix) franchise taxes related to our IPO, (x) other tax expense, (xi) loss on debt extinguishment, and (xii) amortization of deferred other income from our IP License Agreement with SB Tempus. Non-GAAP net loss per share is defined as non-GAAP net loss divided by weighted average common shares outstanding, basic and diluted.

Adjusted EBITDA is defined as net loss, adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) (benefit from) provision for income taxes, (v) losses from equity method investments, (vi) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (vii) stock-based compensation expense, (viii) employer payroll tax related to stock-based compensation expense, (ix) acquisition-related expenses, (x) the G-4 Special Payment, (xi) amortization of deferred other income from our IP License Agreement with SB Tempus, (xii) franchise taxes related to our IPO, (xiii) other tax expense and (xiv) loss on debt extinguishment.

Tempus believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Tempus’ business. In particular, Adjusted EBITDA is a key measurement used by Tempus management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Tempus does not provide guidance for net loss, the most directly comparable GAAP measure to Adjusted EBITDA, and similarly cannot provide a reconciliation between Tempus’ forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net loss and the respective reconciliations. These forecasted items are not within Tempus’ control, may vary greatly between periods, and could significantly impact future financial results.

Other Key Metrics

Total Remaining Contract Value (TCV) is equal to the total potential value of signed contracts and assumes the exercise of all contract options, all discretionary opt-ins, and no early termination. Remaining TCV excludes any revenue recognized to date on these contracts or any future adjustments made to the contractual value as a result of amendments or terminations.

Net Revenue Retention compares the annual Insights product revenue generated from all customers that made an Insights purchase in one year to the annual Insights product revenue generated from the same cohort of customers in the subsequent year.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, Tempus’ expected financial results for 2026; and Tempus ability to drive significant growth over the next several years and enhance the lives of millions of patients. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: the intended use of Tempus’ products and services; Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures or investments, including Tempus’ ability to realize the expected benefits of the acquisition of Paige AI, Ambry Genetics and Deep 6 AI; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, trade tensions and tariffs, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“the SEC”) on February 24, 2026. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Tempus Communications

Hanah Heintzelman

media@tempus.com

Tempus Investor Relations

Elizabeth Krutoholow

Elizabeth.krutoholow@tempus.com

Source: Tempus AI, Inc.

Tempus AI, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	Year Ended December 31,
	2025	2024	2023
Net revenue
Diagnostics	$955,381	$451,749	$363,022
Data and applications(1)	316,408	241,649	168,800
Total net revenue	$1,271,789	$693,398	$531,822
Cost and operating expenses
Cost of revenues, diagnostics	386,102	243,467	189,165
Cost of revenues, data and applications	87,790	68,818	56,482
Technology research and development	146,107	167,519	95,155
Research and development	172,924	149,325	90,343
Selling, general and administrative	731,738	755,351	296,760
Total cost and operating expenses	1,524,661	1,384,480	727,905
Loss from operations	$(252,872)	$(691,082)	$(196,083)
Interest income	12,628	11,084	7,601
Interest expense	(70,267)	(53,653)	(46,869)
Loss on debt extinguishment	(12,034)	—	—
Other income, net	31,447	32,336	21,822
Loss before benefit from (provision for) income taxes	$(291,098)	$(701,315)	$(213,529)
Benefit from (provision for) income taxes	51,684	(266)	(288)
Losses from equity method investments	(5,614)	(4,228)	(301)
Net Loss	$(245,028)	$(705,809)	$(214,118)
Accretion of convertible preferred stock to redemption value	—	—	(4,338)
Dividends on Series A, B, B-1, B-2, C, D, E, F, G, G-3, and G-4 preferred shares	—	(39,347)	(44,497)
Cumulative undeclared dividends on Series C preferred shares	—	(1,174)	(3,011)
Net loss attributable to common shareholders, basic and diluted	(245,028)	(746,330)	(265,964)
Net loss per share attributable to common shareholders, basic and diluted	$(1.41)	$(6.23)	$(4.20)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	174,264	119,849	63,306
Comprehensive Loss, net of tax
Net loss	$(245,028)	$(705,809)	$(214,118)
Foreign currency translation adjustment	808	89	(13)
Comprehensive loss	$(244,220)	$(705,720)	$(214,131)

(1) Includes related party revenue of $65,251, $4,502 and $673 for the years ended December 31, 2025, 2024 and 2023, respectively.

Tempus AI, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$604,787	$340,954
Accounts receivable(1), net of allowances of $2,755 and $1,141 at December 31, 2025 and 2024, respectively	311,170	154,819
Inventory	51,724	38,386
Related party asset	8,785	—
Prepaid expenses and other current assets	40,498	26,135
Marketable equity securities	150,211	107,309
Total current assets	$1,167,175	$667,603
Property and equipment, net	89,156	58,056
Goodwill	470,211	73,343
Intangible assets, net	355,253	11,716
Investments and other assets	21,111	8,305
Investment in joint venture	86,557	91,450
Related party asset, less current portion	16,215	—
Operating lease right-of-use assets	64,496	14,762
Restricted cash	4,664	881
Total Assets	$2,274,838	$926,116

Liabilities, Convertible redeemable preferred stock, and Stockholders' equity
Current Liabilities
Accounts payable	81,994	53,804
Accrued expenses	155,370	130,407
Deferred revenue(2)	92,673	75,981
Deferred other income	15,955	15,955
Other current liabilities	8,680	6,964
Operating lease liabilities	13,355	6,459
Accrued data licensing fees	4,361	1,500
Total current liabilities	$372,388	$291,070
Operating lease liabilities, less current portion	74,272	26,199
Convertible promissory note	208,672	168,192
Other long-term liabilities	56,600	15,980
Revolving credit facility	100,000	—
Interest payable	12,393	70,450
Long-term debt, net	202,753	267,244
Convertible senior notes, net	728,078	—
Deferred other income, less current portion	7,977	23,932
Deferred revenue, less current portion	20,379	6,710
Total Liabilities	$1,783,512	$869,777

(1) Includes related party accounts receivable of $6,428 and $4,287 as of December 31, 2025 and 2024, respectively.

(2) Includes related party deferred revenue of $3,938 and $0 as of December 31, 2025 and 2024, respectively.

Tempus AI, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

Commitments and contingencies (Note 7)
Convertible redeemable preferred stock, $0.0001 par value, 20,000,000 shares authorized at December 31, 2025 and 2024, respectively, no shares issued and outstanding at December 31, 2025 and 2024	$—	$—
Stockholders' equity
Class A Common Stock, $0.0001 par value, 1,000,000,000 shares authorized at December 31, 2025 and 2024, respectively; 173,235,428 and 157,076,972 shares issued and outstanding at December 31, 2025 and 2024, respectively	17	16
Class B Common Stock, $0.0001 par value, 5,500,000 shares authorized at December 31, 2025 and 2024, respectively; 5,043,789 issued and outstanding at December 31, 2025 and 2024, respectively	1	1
Non-voting Common Stock, $0.0001 par value, no shares authorized at December 31, 2025 and 2024, respectively; no shares issued and outstanding at December 31, 2025, and 2024, respectively	—	—
Treasury Stock, 183,229 and 145,466 shares at December 31, 2025 and 2024, respectively, at cost	(6,642)	(3,602)
Additional Paid-In Capital	2,892,910	2,210,664
Accumulated Other Comprehensive Income	902	94
Accumulated deficit	(2,395,862)	(2,150,834)
Total Stockholders' equity	$491,326	$56,339
Total Liabilities, Convertible redeemable preferred stock, and Stockholders' equity	$2,274,838	$926,116

Tempus AI, Inc.

Consolidated Statements of Cash Flows

(in thousands, except per share amounts)

	Year Ended December 31,
	2025	2024	2023
Operating activities
Net loss	$(245,028)	$(705,809)	$(214,118)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	—	42,400	(8,000)
Gain on warrant termination	—	(39,100)	—
Reversal of warrant contract asset amortization	—	(16,301)	—
Stock-based compensation	124,747	534,138	—
Gain on warrant exercise	—	(173)	—
Gain on marketable equity securities	(16,471)	(12,110)	(9,807)
Loss on disposal of property and equipment	415	—	—
Loss on debt extinguishment	12,034	—	—
Deferred income taxes	(52,665)	—	—
Losses from equity method investments	5,614	4,228	301
Amortization of original issue discount	4,088	1,382	1,117
Amortization of deferred financing fees	484	510	510
Change in fair value of contingent consideration	—	72	(400)
Change in fair value of holdback liability	(1,337)	—	—
Amortization of warrant contract asset	—	4,843	5,221
Depreciation and amortization	102,324	37,245	33,049
Provision for bad debt expense	2,558	680	1,646
Provision for obsolete inventory	1,335	—	—
Amortization of finance right-of-use lease assets	—	—	283
Change in fair value of warrant asset	—	(18,302)	(4,100)
Non-cash operating lease costs	11,554	6,047	6,760
Minimum accretion expense	268	197	90
Impairment of intangible assets	—	—	7,359
PIK interest added to principal	10,537	8,811	3,587
Change in assets and liabilities
Accounts receivable(1)	(90,402)	(61,037)	(7,347)
Inventory	(3,369)	(9,541)	(6,563)
Prepaid expenses and other current assets	(1,699)	(13,683)	(6,474)
Investments and other assets	(17,301)	(751)	(4,209)
Accounts payable	(7,241)	(23,852)	(23,363)
Related party asset	(25,000)	—	—
Deferred revenue(2)	(6,960)	(20,942)	(26,412)
Deferred other income	(15,955)	39,887	—
Accrued data licensing fees	2,966	(5,000)	(9,121)
Accrued expenses & other	(12,844)	50,540	38,577
Interest payable	14,206	15,129	15,836
Operating lease liabilities	(14,948)	(8,553)	(8,761)
Net cash used in operating activities	$(218,090)	$(189,045)	$(214,339)

(1) Includes increase in related party accounts receivable of $2,141 and $4,203 as of December 31, 2025 and 2024, respectively. Includes decrease in related party accounts receivable of $318 as of December 31, 2023.

(2) Includes increase in related party deferred revenue of $3,938 , $0 and $0 as of December 31, 2025, 2024 and 2023, respectively.

Tempus AI, Inc.

Consolidated Statements of Cash Flows

(in thousands, except per share amounts)

	Year Ended December 31,
	2025	2024	2023
Investing activities
Purchases of property and equipment	$(21,049)	$(22,121)	$(34,608)
Proceeds from sale of marketable equity securities	8,316	23,098	—
Purchases of marketable equity securities	(2,740)	(36,183)	—
Business combinations, net of cash acquired (Note 3)	(376,666)	—	(5,705)
Investment in joint venture	—	(95,186)	—
Capitalized software costs	(6,216)	—	—
Net cash used in investing activities	$(398,355)	$(130,392)	$(40,313)

Financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	$—	$381,951	$—
Tax withholding related to net share settlement of restricted stock units	—	(69,918)	—
Issuance of Series G-4 Preferred Stock, net of offering costs	—	—	44,885
Issuance of Series G-5 Preferred Stock	—	199,750	—
Principal payments on finance lease liabilities	—	—	(288)
Purchase of treasury stock	(3,040)	—	(3,602)
Payment of deferred offering costs	(806)	(8,766)	(698)
Dividends paid	—	(5,625)	(5,625)
Proceeds from revolving credit facility, net of original issue discount	98,000	—	—
Proceeds from long-term debt, net of original issue discount	196,000	—	82,875
Proceeds from convertible senior notes, net of initial purchasers' discount	726,497	—	—
Payment of deferred financing fees	(1,519)	—	—
Payment of indemnity holdback related to acquisition	—	(813)	—
G-4 Special Payment	—	(2,250)	—
Principal payments on long-term debt	(276,892)	—	—
Prepayment premium on long-term debt	(7,841)	—	—
Purchases of capped call	(41,775)	—	—
Proceeds from issuance of common stock in connection with at-the-market offering, net of commissions	195,499	—	—
Net cash provided by financing activities	$884,123	$494,329	$117,547
Effect of foreign exchange rates on cash	$(62)	$336	$(19)

Net increase (decrease) in Cash, Cash Equivalents and Restricted Cash	$267,616	$175,228	$(137,124)
Cash, cash equivalents and restricted cash, beginning of period	341,835	166,607	303,731
Cash, cash equivalents and restricted cash, end of period	$609,451	$341,835	$166,607

Cash, Cash Equivalents and Restricted Cash are Comprised of:
Cash and cash equivalents	$604,787	$340,954	$165,767
Restricted cash and cash equivalents	4,664	881	840
Total cash, cash equivalents and restricted cash	$609,451	$341,835	$166,607

Tempus AI, Inc.

Consolidated Statements of Cash Flows

(in thousands, except per share amounts)

	Year Ended December 31,
	2025	2024	2023
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$44,031	$28,045	$16,913
Cash paid for income taxes	$654	$206	$161
Marketable equity securities received on accounts receivable	$32,000	$22,000	$22,000

Supplemental disclosure of noncash investing and financing activities
Dividends payable	$—	$5,487	$12,535
Purchases of property and equipment, accrued but not paid	$5,535	$4,292	$6,137
Redemption of convertible promissory note	$32,008	$24,932	$27,970
Non-voting common stock issued in connection with business combinations	$—	$344	$9,209
Accretion of convertible preferred stock to redemption value	$—	$—	$4,338
Deferred offering costs, accrued but not yet paid	$47	$—	$3,504
Deferred financing fees, accrued but not yet paid	$226	$—	$—
Reclassification of deferred offering costs to additional paid-in capital upon at-the-market offering	$821	$—	$—
Operating lease liabilities arising from obtaining right-of-use assets	$22,670	$1,997	$1,097
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	$—	$1,348,809	$—
Taxes related to net share settlement of restricted stock units not yet paid	$—	$20	$—
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	$—	$12,347	$—
Class A Common Stock issued in connection with business combinations	$403,154	$—	$—
Class A Common Stock issued in connection with license agreement	$1,443	$—	$—
Issuance of Series G-3 Preferred Stock	$—	$3,809	$2,738
Issuance of Series G-4 Preferred Stock	$—	$611	$—
Issuance of warrant	$—	$—	$4,223
Issuance of common stock in connection with contingent consideration	$—	$847	$—
Convertible promissory note principal reset due to amendment	$72,488	$—	$—

Tempus AI, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands, except percentages and per share amounts)

Diagnostics Gross Profit & Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diagnostics revenue	$266,856	$120,434	$955,381	$451,749
Cost of revenues, diagnostics	102,920	62,182	386,102	243,467
Gross profit, diagnostics	$163,936	$58,252	$569,279	$208,282
Stock-based compensation expense	2,138	1,215	6,224	13,625
Employer payroll tax related to stock-based compensation	35	293	373	455
Non-GAAP gross profit, diagnostics	$166,109	$59,760	$575,876	$222,362
Diagnostics gross margin	61.4%	48.4%	59.6%	46.1%
Stock-based compensation expense	0.8%	1.0%	0.7%	3.0%
Employer payroll tax related to stock-based compensation	0.0%	0.2%	0.0%	0.1%
Non-GAAP gross margin, diagnostics	62.2%	49.6%	60.3%	49.2%

Data and applications Gross Profit & Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Data and applications revenue	$100,355	$80,246	$316,408	$241,649
Cost of revenues, data and applications	26,578	16,434	87,790	68,818
Gross profit, data and applications	$73,777	$63,812	$228,618	$172,831
Stock-based compensation expense	893	385	3,091	8,530
Employer payroll tax related to stock-based compensation	48	202	268	364
Non-GAAP gross profit, data and applications	$74,718	$64,399	$231,977	$181,725
Gross margin, data and applications	73.5%	79.5%	72.3%	71.5%
Stock-based compensation expense	0.9%	0.5%	1.0%	3.5%
Employer payroll tax related to stock-based compensation	0.0%	0.3%	0.1%	0.2%
Non-GAAP gross margin, data and applications	74.5%	80.3%	73.3%	75.2%

Total Gross Profit & Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenue	$367,211	$200,680	$1,271,789	$693,398
Cost of revenues	129,498	78,616	473,892	312,285
Gross profit	$237,713	$122,064	$797,897	$381,113
Stock-based compensation expense	3,031	1,600	9,315	22,155
Employer payroll tax related to stock-based compensation	83	495	641	819
Non-GAAP gross profit	$240,827	$124,159	$807,853	$404,087
Gross margin	64.7%	60.8%	62.7%	55.0%
Stock-based compensation expense	0.8%	0.8%	0.7%	3.2%
Employer payroll tax related to stock-based compensation	0.0%	0.2%	0.1%	0.1%
Non-GAAP gross margin	65.6%	61.9%	63.5%	58.3%

Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Technology research and development	$40,147	$31,864	$146,107	$167,519
Stock-based compensation expense	6,995	4,110	19,062	58,473
Employer payroll tax related to stock-based compensation	186	1,306	1,220	2,747
Non-GAAP technology research and development	$32,966	$26,448	$125,825	$106,299
Research and development	$50,471	$29,612	$172,924	$149,325
Stock-based compensation expense	5,070	2,851	12,688	47,638
Employer payroll tax related to stock-based compensation	99	756	632	1,566
Non-GAAP research and development	$45,302	$26,005	$159,604	$100,121
Selling, general and administrative	$208,508	$111,288	$731,738	$755,351
Stock-based compensation expense	30,243	16,226	83,682	405,872
Employer payroll tax related to stock-based compensation	3,006	5,023	9,046	8,411
Acquisition related expenses(1)	143	2,708	6,216	2,708
Amortization of intangibles due to acquisition	16,838	—	61,529	—
Franchise taxes related to IPO	—	—	1,647	—
Non-GAAP selling, general and administrative	$158,278	$87,331	$569,618	$338,360
Operating expenses	$299,126	$172,764	$1,050,769	$1,072,195
Stock-based compensation expense	42,308	23,187	115,432	511,983
Employer payroll tax related to stock-based compensation	3,291	7,085	10,898	12,724
Acquisition related expenses(1)	143	2,708	6,216	2,708
Amortization of intangibles due to acquisition	16,838	—	61,529	—
Franchise taxes related to IPO	—	—	1,647	—
Non-GAAP operating expenses	$236,546	$139,784	$855,047	$544,780

(1) Acquisition related expenses consist of legal, diligence, accounting, and financing costs, incurred for acquisitions during the three months and years ended December 31, 2025 and 2024.

Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(54,166)	$(13,014)	$(245,028)	$(705,809)
Fair value changes(1)	(13,366)	(47,753)	(17,807)	(27,868)
Stock-based compensation expense	45,339	24,787	124,747	534,138
Employer payroll tax related to stock-based compensation	3,374	7,580	11,539	13,543
Acquisition related expenses(2)	(136)	2,708	5,937	2,708
Amortization of intangibles due to acquisition	16,838	—	61,529	—
Losses from equity method investments	3,149	2,536	5,614	4,228
(Benefit from) provision for income taxes	(5,992)	122	(51,684)	266
G-4 Special Payment	—	—	—	2,250
Franchise taxes related to IPO	—	—	1,647	—
Other tax expense	1,608	—	1,608	—
Loss on debt extinguishment	—	—	12,034	—
Amortization of technology license	(3,989)	(3,988)	(15,955)	(7,977)
Non-GAAP net loss	$(7,341)	$(27,022)	$(105,819)	$(184,521)
Non-GAAP net loss per share	$(0.04)	$(0.16)	$(0.61)	$(1.54)
Weighted average common shares outstanding, basic and diluted	178,093	166,398	174,264	119,849

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs, as well as a gain on bargain purchase, incurred for acquisitions during the three months and years ended December 31, 2025 and 2024.

Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(54,166)	$(13,014)	$(245,028)	$(705,809)
Interest income	(5,122)	(3,546)	(12,628)	(11,084)
Interest expense	15,286	13,359	70,267	53,653
Depreciation	7,704	6,884	32,054	26,356
Amortization	19,204	2,573	70,270	10,889
(Benefit from) provision for income taxes	(5,992)	122	(51,684)	266
EBITDA	$(23,086)	$6,378	$(136,749)	$(625,729)
Losses from equity method investments	3,149	2,536	5,614	4,228
Fair value changes(1)	(13,366)	(47,753)	(17,807)	(27,868)
Stock-based compensation expense	45,339	24,787	124,747	534,138
Employer payroll tax related to stock-based compensation	3,374	7,580	11,539	13,543
Acquisition related expenses(2)	(136)	2,708	5,937	2,708
G-4 Special Payment	—	—	—	2,250
Amortization of technology license	(3,989)	(3,988)	(15,955)	(7,977)
Franchise taxes related to IPO	—	—	1,647	—
Other tax expense	1,608	—	1,608	—
Loss on debt extinguishment	—	—	12,034	—
Adjusted EBITDA	$12,893	$(7,752)	$(7,385)	$(104,707)

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs, as well as a gain on bargain purchase, incurred for acquisitions of during the three months and years ended December 31, 2025 and 2024.

Three Months Ended September 30,
2025
Net loss	$(79,982)
Interest income	(4,600)
Interest expense	15,399
Depreciation	8,120
Amortization	18,911
Provision for income taxes	276
EBITDA	$(41,876)
Gains on equity method investments	(1,518)
Fair value changes(1)	1,255
Stock-based compensation expense	33,979
Employer payroll tax related to stock-based compensation	1,039
Acquisition related expenses(2)	552
Amortization of technology license	(3,989)
Loss on debt extinguishment	12,034
Adjusted EBITDA	$1,476

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions of during the three months ended September 30, 2025.

Loss from Operations

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Loss from operations	$(61,413)	$(50,700)	$(252,872)	$(691,082)
Stock-based compensation expense	45,339	24,787	124,747	534,138
Employer payroll tax related to stock-based compensation	3,374	7,580	11,539	13,543
Acquisition related expenses(1)	143	2,708	6,216	2,708
Franchise taxes related to IPO	—	—	1,647	—
Amortization of intangibles due to acquisition	16,838	—	61,529	—
Non-GAAP loss from operations	$4,281	$(15,625)	$(47,194)	$(140,693)

(1) Acquisition related expenses consist of legal, diligence, accounting, and financing costs, incurred for acquisitions during the three months and years ended December 31, 2025 and 2024.